As filed with the Securities and Exchange Commission on November 17, 1998
                                                 Registration No. 333-__________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -----------------

                                    Form S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                               -----------------

                                 TRM CORPORATION
             (Exact name of registrant as specified in its charter)

                               -----------------

                     OREGON                                    93-0809419
         (State or other jurisdiction                         (IRS Employer
       of incorporation or organization)                   Identification No.)

       5208 NE 122nd Avenue
       Portland, Oregon                                        97230-1074
       (Address of Principal                                   (Zip Code)
       Executive Offices)

                               -----------------

                                 TRM Corporation
                         Restated 1996 Stock Option Plan
                              (Full title of plan)

                                  Paul M. Brown
              Vice President of Finance and Chief Financial Officer
                                 TRM Corporation
                              5208 NE 122nd Avenue
                             Portland, OR 97230-1074
                     (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (503) 257-8766

                                    Copy to:

                                 Todd A. Bauman
                                 Stoel Rives LLP
                         900 SW Fifth Avenue, Suite 2600
                           Portland, Oregon 97204-1268

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------
                                                   Proposed Maximum        Proposed Maximum
Title of Securities to be      Amount to Be       Offering Price Per      Aggregate Offering     Amount of Registration
       Registered               Registered             Share (1)               Price (1)                  Fee
-------------------------      ------------       ------------------      ------------------     ----------------------
Common Stock                   500,000 Shares           $9.50                  $4,750,000              $1,320.50
-----------------------------------------------------------------------------------------------------------------------

(1) The proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities
     Act of 1933. The calculation of the registration fee for the 500,000 shares is based on $9.50 which was the average of the high and low prices reported for the Common Stock on November 16, 1998 as reported in The Wall Street
     Journal for Nasdaq National Market issues.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents By Reference.

     The following documents filed by TRM Corporation (the "Company") with the Securities and Exchange Commission are incorporated herein by reference:

     (a) The Company's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 or the latest prospectus filed pursuant to rule 424(b) under the Securities Act of 1933 that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report or prospectus referred to in (a) above.

     (c) The description of the authorized capital stock of the Company contained in the Company's registration statement filed under section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating the description.

     All reports and other documents subsequently filed by the Company pursuant to sections 13(a) and (c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4. Description of Securities.

     Not Applicable.

Item 5. Interests of Named Experts and Counsel.

     Not Applicable.

Item 6. Indemnification of Directors and Officers.

     Article VII of the Company's Restated Articles of Incorporation provides for indemnification of directors and officers to the full extent and under the circumstances permitted by the Oregon Business Corporation Act. The Bylaws contain similar indemnification provisions. The effects of the Articles, Bylaws and the Oregon Business Corporation Act (the "Indemnification Provisions") are summarized as follows:

     (a) The Indemnification Provisions grant a right of indemnification in respect of any action, suit or proceeding (other than an action by or in the right of the Company) against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred, if the person concerned acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, was not adjudged liable on the basis of receipt of an improper personal benefit and, with respect to any criminal action or proceeding, had not reasonable cause to believe the conduct was unlawful. The termination of an action, suit, or proceeding by judgment, order, settlement, conviction, or plea of nolo contendere does not, of itself, create a presumption that the person did not meet the required standards of conduct.

     (b) The Indemnification Provisions grant a right of indemnification in respect of any action or suit by or in the right of the Company against the expenses (including attorneys' fees) actually and reasonably incurred if the person concerned acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, except that no right of indemnification will be granted if the person is adjudged to be liable to the Company.

     (c) Every person who has been wholly successful on the merits of a controversy described in (a) or (b) above is entitled to indemnification as a matter of right.

     (d) Because the limits of permissible indemnification under Oregon law are not clearly defined, the Indemnification Provisions may provide indemnification broader than that described in (a) and (b).

     Article VIII, part (c) of the Company's Bylaws provides that the Company will advance to a director or officer the expenses incurred in defending any action, suit or proceeding in advance of its final disposition if the director or officer affirms in good faith that he or she has met the standard of conduct to be entitled to indemnification as described in (a) or (b) above and undertakes to repay any amount advanced if it is determined that the person did not meet the required standard of conduct.

     The Company's Articles and Bylaws provide that the Company may also indemnify its employees and agents to the fullest extent permitted by law.

     The Company may obtain insurance for the protection of its directors and officers against any liability asserted against them in their official capacities.

     The rights of indemnification described above are not exclusive of any other rights of indemnification to which the persons indemnified may be entitled under any bylaw, agreement, statute, policy of insurance, vote of shareholders or Board of Directors or otherwise.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 7. Exemption From Registration Claimed.

     Not Applicable.

Item 8. Exhibits.

     4A Restated Articles of Incorporation of the Company (Incorporated by reference to Exhibit 3.1(b) of the Company's Form 10-K for the fiscal year ended June 30, 1998).

     4B   Restated Bylaws of the Company (Incorporated by reference to Exhibit
          3.2 to the Company's Form 10-K for the fiscal year ended June 30,
          1998).

     5    Opinion of Stoel Rives LLP.

     23.1 Consent of KPMG Peat Marwick LLP.

     23.2 Consent of Stoel Rives LLP (see Exhibit 5).

     24   Powers of Attorney.

Item 9. Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on November 16, 1998.

                                       TRM CORPORATION


                                       By:  PAUL M .BROWN
                                            ------------------------------------
                                            Paul M. Brown
                                            Vice President of Finance and Chief
                                              Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 16th day of November, 1998.


                 Signature                       Title

(1)  Principal Executive Officer:

     FREDERIC P. STOCKTON              President, CEO and
     -----------------------------     Director
     Frederic P. Stockton


(2)  Principal Financial Officer:

     PAUL M. BROWN                     Vice President, Finance
     -----------------------------     and CFO
     Paul M. Brown


(3)  Directors:

     EDWARD E. COHEN                   Chairman of the Board
     -----------------------------     of Directors
     Edward E. Cohen

     DEBBI HURD BAPTIST                Director
     -----------------------------
     Debbi Hurd Baptist


     DANIEL G. COHEN                   Director
     -----------------------------
     Daniel G. Cohen


     JOSEPH G. DENTON                  Director
     -----------------------------
     Joseph G. Denton


     KENT B. GODFREY                   Director
     -----------------------------
     Kent B. Godfrey


     JOEL R. MESZNIK                   Director
     -----------------------------
     Joel R. Mesznik


     FREDERICK O. PAULSELL             Director
     -----------------------------
     Frederick O. Paulsell


     KENNETH L. TEPPER                 Director
     -----------------------------
     Kenneth L. Tepper


    *By  PAUL M. BROWN
         -------------------------------
         Paul M. Brown, Attorney-in-Fact

                                  EXHIBIT INDEX


Exhibit                                                          Sequential Page
Number      Document Description                                      Number
-------     --------------------                                 ---------------

  4A Restated Articles of Incorporation of TRM Corporation (the "Company") (Incorporated by reference to Exhibit 3.1(b) to the Company's Form 10-K for the fiscal year ended June 30, 1998).

  4B        Restated Bylaws of the Company (Incorporated by reference to Exhibit
            3.2 to the Company's 10-K for the fiscal year ended June 30, 1998).

  5         Opinion of Stoel Rives LLP.

  23.1      Consent of KPMG Peat Marwick LLP.

  23.2      Consent of Stoel Rives LLP (see Exhibit 5).

  24        Powers of Attorney.